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                              INCREASE SUPPLEMENT
                              -------------------

        INCREASE SUPPLEMENT, dated as of September 10, 1998 to the Credit and Guarantee Agreement, dated as of February 26, 1998, by and among SFX Entertainment, Inc. (the "BORROWER"), the Subsidiary Guarantors, the Lenders party thereto, Goldman Sachs Credit Partners L.P. and Lehman Commercial Paper Inc., as Co-Documentation Agents, and The Bank of New York, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

        1. Pursuant to Section 2.3(f) of the Credit Agreement, the Borrower hereby proposes to increase (the "INCREASE") the Aggregate Revolving Commitment from $150,000,000 to $200,000,000.

        2. The following Lender has been invited by the Borrower, and is ready, willing and able to increase its Revolving Commitment as follows:

                                                 Revolving Commitment
      Name of Lender                     (after giving effect to the Increase)
      --------------                      ------------------------------------
      The Bank of New York                        $90,000,000

        3. The proposed effective date for the Increase is September 10, 1998.

        4. The Borrower hereby represents and warrants to the Administrative Agent, each Lender and each such proposed institution that (i) immediately before and after giving effect to the Increase no Default exists or would exist and (ii) immediately after giving effect thereto, the Aggregate Revolving Commitment shall not have been increased pursuant to Section 2.3(f) of the Credit Agreement in an aggregate amount greater than $50,000,000.

        5. Pursuant to Section 2.3(f) of the Credit Agreement, by execution and delivery of this Supplement, together with the satisfaction of all of the other requirements set forth in Section 2.3(f), the undersigned Lender shall have, on and as of the effective date of the Increase, a Revolving Commitment equal to the amount set forth above next to its name.



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        IN WITNESS WHEREOF, the parties hereto have caused this Increase
Supplement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                            SFX ENTERTAINMENT, INC.


                            By:    /s/ Thomas P. Benson
                               -----------------------------------
                            Name:    Thomas P. Benson
                            Title:   Vice President and CFO



                            THE BANK OF NEW YORK, in its
                            individual capacity and as Administrative
                            Agent


                            By:     /s/ John R. Ciulla
                               -----------------------------------
                            Name:     John R. Ciulla
                            Title:    Vice President